             As Filed With the Securities and Exchange Commission on November 26, 2012

                       UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                                   Washington, D.C. 20549

                                                     FORM S-1/A

                                                    Amendment No. 6

                    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                       SECURE DIGITAL, INC.
                                   (Exact Name of Registrant as Specified in its Charter)

Nevada	7373	81-0653420
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

                                                                   2 Glenwood Lane

                                                   Huntington New York, 11743

                                                   631-662-6674

                                    (Address and telephone number of principal executive offices and principal place of business)

           Agent for Service:                                                                          With a Copy To:
          Camlex Management (Nevada) Inc.                                                         Jill Arlene Robbins

           8275 S. Eastern Avenue, Suite 200                                                           525-93rd Street

           Las Vegas,  Nevada, 89123                                                                Surfside Florida, 33154
         (702) 990-8800                                                                              Telephone: (305) 531-1174
                                                                                                                            Facsimile: (305) 531-1274

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]
Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller reporting Company X (Do not check if a smaller reporting company)

                                              CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	8,312,500	$498,750	$0.06	$498,750	$57.16

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                Dated: November 26, 2012

Prospectus

Secure Digital, Inc.

8,312,500 Shares of Common Stock

We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act and choose to be governed by Section 102(b)(1) of the Act.

 The selling shareholders named in this prospectus are offering to sell up to 8,312,500 shares of our common stock held by them. We will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders. Our shares are not quoted on any national securities exchange. The selling shareholders may sell their shares at $0.06 per share until our shares are quoted on the Over-the-Counter Bulletin Board (OTCBB), and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 5

Risk Factors 7

Use of Proceeds 12

Determination of Offering Price 13

Selling Shareholders 13

Plan of Distribution 15

Legal Proceedings 18

Directors, Executive Officers, Promoters and Control Persons 19

Security Ownership of Certain Beneficial Owners and Management 20

Description of Securities 20

Interest of Named Experts and Counsel 22

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 22

Organization Within Last Five Years 22

Description of Business 23

Management's Discussion and Analysis of Financial Condition and Results of Operation 29

Description of Property 32

Certain Relationships and Related Transactions 33

Market for Common Equity and Related Stockholder Matters 33

Executive Compensation 34

Financial Statements

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure 36

Prospectus Summary

Secure Digital, Inc. is a corporation formed under the laws of the State of Nevada on January 28, 2004 as Quadra Ventures, Inc. whose principal executive offices are located in Huntington New York. Our principal business is the production, marketing and sales via the Internet of digital security products from our website at sd-securitysystems.com.

About Our Business

Secure Digital, Inc. is a Nevada based company focused on creating and marketing solutions for a range of business and consumer oriented Internet security problems. The Company's solutions will be founded on its ability to provide digital certificate services,. Digital certificates are used for digital signatures, authentication of devices or people, web site security and encryption. Digital Certificates allow Internet and electronic commerce users to digitally sign documents and authenticate themselves much as they would in person. The Company will compete in a segment of the Internet security market referred to as “PKI” – Public Key Infrastructure. PKI vendors attempt to address Internet security issues, providing a means for authentication and encryption. Currently, we do not have a developed product and there is no assurance that any future development activities will result in the development of a  commercially marketable product.

Our objective is to provide data and communications security solutions embodied as both products and services, which more particularly addresses Internet communication security and privacy. Our business model is to produce a version of the Secure Digital, digital security products that are downloadable and that will run under Microsoft Windows, Mac OS, as well as Linux, Unix and other operating systems.

Upon completion of programming and testing we will market and sell these downloadable security solutions via our website on the Internet at www.sd-securitysystems.com, which was posted online on June 2, 2011. We did not develop our original digital security products ourselves, the original digital security products were developed by Commguard, Inc. We acquired the Commguard digital security products in its entirety on  18, 2007 from Commguard Inc. for the purchase price of 500,000 shares of our common stock, pursuant to Section 4(2) and Regulation D, Rule 506 of the Securities Act of 1933.

During 2009 when attempting to upgrade the Commguard digital security products it was found that the Commguard digital security products were no longer compatible with the updated PKI infrastructure and it was cost prohibitive to upgrade the Commguard digital security products as much of the programming language and software used in creating the Commguard digital security products was out dated. Currently, Secure Digital has embarked on creating its own brand of Digital Security products using the most up to date programming language (Ruby).

To date we have Completed our website and was posted online on June 2, 2011 received the latest version of the PKI (Public Key Infrastructure)  from EJBCA and have completed our design and architecture and have commenced programming. We estimate that we have approximately 10 programming days till completion and have spent a total of $55,000 to date of an estimated cost of $75,000 and once complete we will be in a position to commence alpha and beta testing the new Secure Digital security products.

About Our Share Structure

As of November 26, 2012 we have 18,312,500 shares of our common stock outstanding of which 8,312,500 are being registered for resale by selling shareholders and 10,000,000 belong to our sole director and officer. The average purchase price paid for the shares to be resold by the selling shareholders is $0.03. All of these shares were acquired from us, between,  January 28, 2004 (inception) to March 28, 2008.

About Our Financial Performance to Date

As of November 26, 2012 we had no revenue and we anticipate incurring operating losses and negative operating cash flow for at least the next twelve months.

About Our Business Model

Our business model is untested and we operate in a highly competitive market with low barriers to entry.

Name, Address, and Telephone Number of Registrant

Secure Digital, Inc.

2 Glenwood Lane

Huntington New York 11743.

631-662-6674

The Offering

The following is a brief summary of this offering.

Securities Offered	Being up to 8,312,500 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders may sell their shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price by assessing our initial capital requirements against the price investors were willing to pay for our common stock and the speculative nature of our business being in the development stage.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $24,500. Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 8,312,500 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	18,312,500 shares of our common stock are issued and outstanding as of. November 26, 2012 All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, technical writing, printing and filing costs.

Summary Financial Information

The tables below represent our summary financial information which has been derived from our financial statements of August 31, 2012

August 31, 2012
Cash	$20,456
Total Assets	$30,456
Total Liabilities	$(88,979)
Total Liabilities and Stockholders Deficit	$30,456

Statement of Operations	From, January 28, 2004 ( Inception) August 31, 2012
Revenues	-
Net Loss for the Period	$138,273

The book value of our company was $0.00 per share as at August 31, 2012.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. You could lose all or part of your investment due to any of these risks.

The Company's former Independent Registered Public Accounting Firm that audited the Company's  Financial Statements from Inception January 28, 2004 to November 30, 2008, has ceased operations and has not re-issued or consented to the use of the report that appears in the Company's prospectus on Form S-1. Accordingly, investors are cautioned that any recourse or recovery they may have against or from such auditor arising out of our financial statements at November 30, 2008 and 2007 and the period from inception January 28, 2004 to November 30, 2008 may be limited (though any such limitation shall not have any e ffect upon our liability for such financial statements).

Because our former Independent Registered Public Accounting Firm has ceased operations and has not re-issued the report that appears in the Company's Form S-1,  is a copy and investors have substantial risk associated with the reliance of the report by the Company's former Independent Registered Public Accounting Firm and may not be able to recover their investment in whole or in part. Additionally, the Company does not purport or disclaim any liability for the company's financial statements and are solely responsibility of management for the content of the financial statements.

We are a new business with a limited operating history and no revenues as of August 31, 2012 and are not likely to succeed unless we can overcome the many obstacles we face. If we fail to overcome these obstacles you may lose your entire investment.

We are a development-stage company with limited prior business operations and no revenues. We commenced our operations on January 28, 2004. We are presently engaged in the production, of Secure Digital, digital security products. To date we have not developed a prototype and may not be able to develop or market a commercially viable product. The performance of our products are currently based on our expectations and cannot be assured.

Unless we are able to secure adequate funding, we may not be able to successfully complete production and market the Secure Digital, digital security products and our business will most likely fail.

Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, we have done the following:

        Completed organizational activities;

•      Developed a business plan;

•       Obtained interim funding;

•      Engaged consultants for professional services;

In order to establish ourselves as an owner and distributor of Secure Digital, digital security products, we are dependent upon continued funding and the successful production, marketing and sales of the Secure Digital, digital security products. Failure to obtain funding for continued production and marketing would result in us having difficulty establishing sales or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may lose your entire investment.

We have a history of losses and an accumulated deficit and we expect future losses that may cause our stock value to decline and result in you losing a portion or all of your investment..

Since our inception on January 28, 2004 to August 31, 2012 we have incurred net losses of $138,273  We expect to lose more money as we spend additional capital to continue to develop and market the Secure Digital, digital security products, and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

Inability of our Officer and Director to devote sufficient time to the operation of our business may limit our success.

Presently, our sole Officer and Director of our company, allocates approximately 10 to 15 hours per week of his time to the operation of our business. Should our business develop faster than anticipated, our sole officer and director may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our management is not fatal to our existence it may result in limited growth and success of the business.

We may not be able to compete effectively against our competitors and this may cause our stock value to decline.

Our future success depends on our ability to compete effectively with the Secure Digital, digital security products. Some of our potential competitors are well established and have larger customer bases and far better name recognition. If we do not compete effectively with current and future competitors we may not generate enough revenue to be profitable. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

We may become liable for defects that arise in the Secure Digital, digital security products and this could negatively affect our business.

Since we will be selling Secure Digital, digital security products in a downloadable format via our website, we may become liable for any defects that exist in the Secure Digital, digital security products that may arise, such as, but not limited to, trademark, patent and copyright disputes. If we are deemed to be liable for any defects, this may have a material adverse impact on our financial condition and results of operation.

Because our Director and Officer own the majority of our company's common stock, he has the ability to override the interests of the other stockholders.

Our President owns 54.61% of our outstanding common stock and serves as our sole Officer. Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders. Sale of your shares may be difficult or impossible as there is presently no demand or public market for our common stock. There is presently no demand or public market for our common stock. Though we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. Our common stock has no prior market and resale of your shares may be difficult without considerable delay or impossible.

We will require additional capital and financing to continue our business and failure to obtain capital would cause our business to fail.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our August 31, 2012 financial statements, we are in the development stage of operations, and have had losses from operations since inception, no revenues and insufficient working capital available to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital approximately in the amount of $70,560, for the next year  in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes to the financial statements, we were incorporated on January 28, 2004, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations.

Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Purchasers in this offering may experience dilution, and if the market does not value our stock price higher than what you paid, you will have a negative return on your investment.

Since earlier investors in our company have paid average purchase prices less than $0.03 per share you may experience dilution of your investment. Our business will have to grow or the market must value the price of your shares higher than the amount that you paid for you to achieve a profit on your investment. If the valuation of our shares does not overcome your dilution you will lose a portion or all of your investment.

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized Over the Counter Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market to develop and may prove impossible to sell your shares.

Our Articles of Incorporation allow for our Board of Directors to issue our authorized Preferred Stock of 10,000,000 shares in one or more series and any new series may be granted rights greater than the Common Shares being offered in this prospectus.

Our Articles of Incorporation allow for our Board of Directors to issue our authorized preferred stock of 10,000,000 shares in one or more series, with such voting powers, designations, preference and rights or qualifications, limitations or restrictions. This means that without further shareholder approval a new share series could be authorized for issuance by the Board of Directors which may be granted rights and preferences that are greater than those of the common shares being offered pursuant to this prospectus.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 8,312,500 shares of our common stock through this prospectus. They may sell these shares at a fixed price of $0.06 until such time as they are quoted on the Over the Counter Bulletin Board or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 45.39 % of the common shares currently outstanding.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended,

“ Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer then 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Management intends to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended.

If we do not register a class of securities under Section 12 of the Exchange Act. We will be subject to Section 15(d) of the Securities Exchange Act and investors may not be able to obtain sufficient  information regarding the company and will make our common stock less attractive to investors.

If we do not register a class of securities under Section 12 of the Exchange Act. we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore,  investors may not be able to obtain sufficient  information regarding the company and will make our common stock less attractive to investors.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act as long as we remain an "emerging growth company"

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

Management's report on the effectiveness of internal controls over financial reporting will not be required until the later of the filing of your second annual report or the date you are no longer an emerging growth company. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies which could materially affect our results of Operations, Financial condition, Business and Prospects

As a public company we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

As a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies which will result in less available information for our investors. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

That a broker or dealer approve a person's account for transactions in penny stocks; and

the broker or dealer receive from the investor a written agreement to the transaction,

setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

obtain financial information and investment experience objectives of the person; and

 make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form: sets forth the basis on which the broker or dealer made the suitability determination; and

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The company will not receive any proceeds from this offering

Determination of Offering Price

The offering price was determined by using a number of factors.  Originally, we determined the offering price by assessing our initial capital requirements against the price investors were willing to pay for our common stock and the speculative nature of our business being in the development stage.

Selling Shareholders

The selling shareholders are offering up to 8,312,500 shares of common stock through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.   2,125,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.01 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 31, 2004.

2.  1,000,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.03 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 31, 2004

On November 13, 2006 the Company completed a 5-1 forward share spilt bringing the total number of shares held by our selling shareholders to 15,625,000. Subsequently, on June 25, 2007 the company completed a reverse split on a 2-1 basis bringing the total common shares held by our selling shareholders to 7,812,500. On July 18, 2007 we issued 500,000 common shares, pursuant to Section 4(2) and Regulation D, Rule 506 of the Securities Act of 1933 to

Commguard, Inc whose sole principal is R.I Danvers as payment for acquiring their digital security products bringing the total of common shares offered by the selling shareholders to 8,312,500. It should be noted that Mr. Danvers is the sole officer and director of Commguard Inc. and has sole voting power of the shares issued to Commguard Inc. and exercises sole power over the disposition of the shares held by Commguard Inc.

The shares were sold solely by our previous Directors and Officers to their close friends and close business associates under exemptions provided under Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered for each;

3.   the total number of shares that will be owned by each upon completion of the offering; and

4.   the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Otto Arana	250,000	250,000	Nil	Nil
Chris Beaulieu	41,665	41,665	Nil	Nil
Lori Benedet	250,000	250,000	Nil	Nil
Michelle Benedet	437,500	437,500	Nil	Nil
Pina Benedet	187,500	187,500	Nil	Nil
Victor Benedet	500,000	500,000	Nil	Nil
Elizebeth Busch	75,000	75,000	Nil	Nil
Nancy Cammisa	375,000	375,000	Nil	Nil
Commguard, Inc. R.I. Danvers	500,000	500,000	Nil	Nil
Monica Danielson	41,665	41,665	Nil	Nil
Enzo Federice	250,000	250,000	Nil	Nil
Haytham Hermez	250,000	250,000	Nil	Nil
Chad Iverson	41,668	41,668	Nil	Nil
Kristen Iverson	125,000	125,000	Nil	Nil
Matthew Iverson	75,000	75,000	Nil	Nil
Nona Iverson	375,000	375,000	Nil	Nil
Paul Iverson	200,000	200,000	Nil	Nil
Rai Iverson	375,000	375,000	Nil	Nil
Theresa Iverson	200,000	200,000	Nil	Nil
Richter Iverson	250,000	250,000	Nil	Nil
Michael Lomax	125,000	125,000	Nil	Nil
Lara Lomax	75,000	75,000	Nil	Nil
Patrick Mawhinney	187,500	187,500	Nil	Nil
Lilian Mendez	375,000	375,000	Nil	Nil
Dean McBeth	41,667	41,667	Nil	Nil
Michelle McBeth	41,667	41,667	Nil	Nil
David Morgan	200,000	200,000	Nil	Nil
Todd Nadeau	200,000	200,000	Nil	Nil
Darrell Nash	75,000	75,000	Nil	Nil
Judy Nash	41,668	41,668	Nil	Nil
Levi Nash	41,665	41,665	Nil	Nil
Lucas Nash	41,665	41,665	Nil	Nil
David Pellizzar	41,668	41,668	Nil	Nil
Rene Pfander	200,000	200,000	Nil	Nil
Monica Pietramala	250,000	250,000	Nil	Nil
Steve Philippon	41,667	41,667	Nil	Nil
Nicole Philipon	41,667	41,667	Nil	Nil
Melissa Pryce	75,000	75,000	Nil	Nil
Dean Sarich	125,000	125,000	Nil	Nil
Amy Sarich	75,000	75,000	Nil	Nil
Keith Churchill	75,000	75,000	Nil	Nil
Jason Schlombs	375,000	375,000	Nil	Nil
Farhad Siavashi	187,500	187,500	Nil	Nil
Mary Siavashi	187,500	187,500	Nil	Nil
Martin Temple	75,000	75,000	Nil	Nil
Nolan Thomasson	41,668	41,668	Nil	Nil
Jonathan Vincent	75,000	75,000	Nil	Nil
Graig Weiss	125,000	125,000	Nil	Nil
Nick Zjacic	75,000	75,000	Nil	Nil

Footnote: family relationships

Pina Benedet is the mother of Lori Benedet, Victor Benedet and the mother in law of Michelle Benedet; Rai Iverson and Theresa Iverson are husband and wife; Nona, Paul and Richter Iverson are all siblings And Kristen Iverson and Matthew Iverson are Nephews.  Michael Lomax and Lara Lomax are husband and wife; Dean McBeth and Michelle McBeth are husband and wife; Darell Nash and Judy are Husband and wife, Levi Nash and Lucas Nash are their sons: Steve Philipon and Nicole Philipon are husband and wife; Dean Sarich and Amy Sarich are husband and wife; Farhad Siavashi and Mary Siavashi are husband and wife.

Other than detailed in the footnote above, we are not aware of any family relationships among selling shareholders. The named parties beneficially own and has sole voting and investment over all shares or rights to these shares. The percentages are based on 18,312,500 shares of common stock outstanding on the date of this prospectus.

Otherwise, none of the selling shareholders:

1.  has had a material relationship with us other than as a shareholder.

2.  has ever been one of our officers or directors; or

3.  is a broker-dealer or is an affiliate of a broker-dealer.

If there are any changes in the selling shareholders this prospectus will be promptly amended via a post effective amendment.

Plan of Distribution

In general we will have 1 type of shares that will be available for distribution:

1.   Non-affiliate shares owned by selling shareholders. The selling shareholders may sell the shares at $0.06 per share until our shares are quoted, in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering.

The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for  value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

- through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares. No broker or dealer is participating in this offering. If, for some reason, our directors and shareholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer.

The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; we would be required to file any such amendment with the Corporate Finance Department of FINRA. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state level. The offering will remain open on a continuous basis from the date we are legally allowed to commence selling shares based on this prospectus until all shares from this offering are sold.

Non-Affiliate Shares Owned by Selling Shareholders

The selling shareholders who currently own 8,312,500 shares of our common stock may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders may sell the shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock owned by the selling shareholders. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: contains a description of the nature and level of risk in the market for penny stocks in both  public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

contains a toll-free telephone number for inquiries on disciplinary actions; defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer: with bid and offer quotations for the penny stock;

details of the compensation of the broker-dealer and its salesperson in the transaction;

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving the Company are as follows:

Name	Age	Positions Held and Tenure
Peter Hodyno	34	Director, President, Secretary and Treasurer since December 2009

The Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which one currently exists. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a Director or Officer.

Biographical information

Peter Hodyno– Director, President, Secretary and Treasurer

Mr. Hodyno became our President on December 2, 2009 and he dedicates about 20 hours per week towards the management of our business. Mr. Hodyno is formerly a director of Global Sunrise, Inc. which later changed its name to Zulu Energy, Inc., Mr. Hodyno resigned from the Board of directors of Zulu Energy on March 5, 2007.  From May 2003 to Present,  Mr. Hodyno has been employed as Vice President Sales, Magnum Electronics, a large electronic component exchange firm. From September 1999 to May 2003 was a Sales and Marketing representative with Allstate Insurance. From September 1995 to May 1999 Mr. Hodyno was a student at St. Michael’s college, Winooski Park, Vermont. Mr. Hodyno is a resident of Long Island New York and is a committeeman in the New York State Independence Party.

Significant Employees and Consultants

We have no significant employees other than Mr. Hodyno.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee to assist in the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”) from our bank statements and invoices. We do not have an audit committee at this time because we have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of Secure Digital, Inc.. Also included are the shares held by our Director and Officer.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering

Common Stock $0.001 par value	Peter Hodyno Director, President and Secretary	10,000,000	54.61%
	2 Glenwood Lane Huntington NY, 11743

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock $0.001 par value	Directors and Officers as a group (one person)	10,000,000	54.61%

The percent of class is based on 18,312,500 of common stock issued and outstanding as of the date of this prospectus. The person listed is the sole Director and Officer of our company and have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Common Stock

The Articles of Incorporation of Secure Digital, Inc., authorize the issuance of 125,000,000 shares of common stock at $0.001 par value. Each holder of record of common stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation as amended do not permit cumulative voting for the election of directors. Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights.

If additional shares of our common stock are issued, the relative interests of then existing stockholders will be diluted. Our Articles of Incorporation allow for our Board of Directors to issue authorized common stock of 125,000,000 shares in one or more series, with such voting powers, designations, preference and rights or qualifications, limitations or restrictions.

This means that without further shareholder approval a new share series could be authorized for issuance by the Board of Directors which may be granted rights and preferences that are greater than those of the common shares the have currently been issued.

Our counsel, Jill Arlene Robbins has reviewed our share issuances and is of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statues).

We are currently engaged with Holladay Stock Transfer as our transfer agent, and plan to have them continue to serve in that capacity until such time as management believes it is necessary or in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent is necessary. We currently have,18,312,500 shares of our common stock at $0.001 par value outstanding of which 8,312,500 shares are owned by non-affiliate shareholders and 10,000,000 shares that are owned by our Director and Officer who are affiliates.

Preferred Stock

Our articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock, par value $0.001.  Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock.  No preferred stock has been issued to date.

Non-Affiliate Owned Securities

We have issued 8,312,500shares of our common stock at $0.001 par value to non-affiliate non-US shareholders acquired from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933. These 8,312,500 shares are all being registered for resale by the selling shareholders via this registration statement.

Affiliate Owned Securities

We issued 10,000,000 shares of our common stock, pursuant to Section 4(2) of the Securities Act of 1933 to former president Mr. Peter Jongema at $0.001 per share for total consideration of $10,000 on March 28, 2008. and on December 2, 2009 Mr. Jongema resigned from our Board of directors due to the fact that Mr. Jongema accepted a permanent position with the United States Government. Additionally, on December 2, 2009 Mr. Peter Hodyno was appointed to the Board of directors to fill the positions vacated by Mr. Jongema, and his shares were transferred to Mr. Hodyno. As of the date of this prospectus, Mr. Hodyno owns 10,000,000 shares of our common stock.  Mr. Hodyno is an affiliate of our company. Under the Securities Act of 1933, these shares can only be re-sold under the provisions of Rule 144. When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation S offerings, employee stock benefit plans, as compensation for professional services, or in exchange for providing "seed money" or start-up capital to a company.

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company.

Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Debt Securities

As of the date of this registration statement, we do not have any debt securities.

Other Securities

As of the date of this registration statement, we do not have any other securities such as warrants or stock options.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Jill Arlene Robbins, our independent legal counsel, has provided an opinion on the validity of our common stock. The financial statements included in this prospectus have been audited by Madsen and Associates CPA’S of Murray Utah to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization Within Last Five Years

We were incorporated in the State of Nevada, USA on January 28, 2004 under the name of Quadra Ventures, Inc. and in January of 2006 we changed our name to Secure Digital, Inc. Our previous business was a software program called Force Field, a program designed to prevent un wanted intruders from accessing websites. In September of 2005 we abandoned this program due to the obsolescence of the software and its limited applications. During the period from September 2005 to June of 2007 previous management searched for a viable project for the Company, and due to other business obligations and time limitations on previous management,  no viable projects were found or acquired. And previous management resigned their positions from the board of directors and cancelled their shareholdings in the Company.

Previous management do not hold any ongoing ownership positions directly or indirectly in the Company.  On December 2, 2009 our former president Mr. Peter Jongema resigned from our Board of directors due to the fact that Mr. Jongema accepted a permanent position with the United States Government. Additionally, on December 2, 2009 Mr. Peter Hodyno was appointed to the Board of directors to fill the positions vacated by Mr. Jongema, and his shares were transferred to Mr. Hodyno and was officially appointed as our Director, President, Principal Financial Officer and Principal Accounting Officer. Our fiscal year end has been established to be November 30. Our current operations are based in Huntington New York. The reason that we incorporated in Nevada is because if we are able to increase our sales and profitability to a significant level, will then move our operations to Nevada so that we can take advantage of Nevada's corporate state tax rates.

Effective July 18, 2007 we entered into an agreement and acquired the prior development, designs and implementation of Commguard Inc. in consideration for a purchase price of $500,000 common shares. We have registered the Internet domain name                               www.sd-securitysystems.com. Our website was posted online on line on June 2 , 2011. . We are a development stage company. Our principal business is the production, marketing and sales the Secure Digital, digital security products. Our statutory registered agent's office is located at 8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada, 89123 and our business office is located at 2 Glenwood Lane Huntington NY, our telephone number is 631-662-6674. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

The Jumpstart our Business Startups Act of 2012

 We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 or JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

   We have elected  not to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), and understand that this election is irrevocable.

Description of Business

Business Development

We were incorporated in the State of Nevada, USA on January 28, 2004 and are based in Huntington New York. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We will not seek a merger or acquisition within the next twelve months and we have a specific business plan to execute.

Business of Issuer

We are a development stage company. Our plan is to commercialize solutions for a range of business and consumer oriented Internet security problems. We are in the development and pre marketing stages for our products application and infrastructure build out, and have not as yet engaged in revenue producing activities.  We will provide products and services to enable an enterprise's staff to more effectively manage and share information, customer relations, service and support activities, marketing and document or data management.

Our objective is to complete pre-marketing activities and to actively market and support a commercial product and to earn revenues from business or other organizations worldwide via the Internet from our website at www.sd-securitysystems.com. Our sources of revenue will come from subscriptions for our products, product licensing fees and through support service charges and fees. The Company's solutions will be founded on its ability to provide digital certificate services. Digital certificates are used for digital signatures, authentication of devices or people, web site security and encryption. Digital Certificates allow Internet and electronic commerce users to digitally sign documents and authenticate themselves much as they would in person.

The Company will compete in a segment of the Internet security market referred to as “PKI” – Public Key Infrastructure. PKI vendors attempt to address Internet security issues, providing a means for authentication and encryption. Although PKI’s foundation is technical in nature – a form of encryption known as public key encryption - PKI based solutions also encompass people, policies, procedures and facilities to bind user names to electronic keys so that applications can provide the desired security services. Currently, we do not have a developed product and there is no assurance that any future development activities will result in the development of a  commercially marketable product.

Industry Background

The Internet has proven to be an extraordinary medium for communication, data transmissions and for e-commerce.  However, by itself, the Internet does not provide users with security, privacy or the ability to know who you are dealing with is the person you thought you were dealing with.  The Internet provides hackers, snoops and thief's with a easy opportunity to access your private information and worse to destroy or alter your valuable business assets.  In addition, theft of proprietary and confidential corporate information and data is commonplace, both by insiders and sophisticated fraudsters. In addition, the risk of industrial espionage is real. Information security is now a major issue facing today’s electronic society. As the information highway transcends borders, locked doors are no longer sufficient to protect one of the corporation’s most valuable assets information.  Examples are:

E-mail communications - Unsecured e-mail is often referred to as equivalent to a post card. Anyone can read it. Unlike a post card, your unsecured e-mail, receives none of the protections afforded by the post office.

Identity on the Internet - It is easy to spoof a person's e-mail address and send an e-mail that looks for all purposes to have been sent from a known person. The recipient can never be certain if the e-mail was really sent from the person it was purported to be from.

Privacy of your data and networks - If your laptop or your files are unsecured, your files and private information may be accessed by an outsider via the Internet or by someone who steals your laptop or other computing device or even by a co-worker. If your files are secured they are not readable or usable by anyone other then yourself. Information security is needed to protect valuable and private data and communications.

We also need digital signatures and identities to have validity in identifying persons for legally binding transactions and for definitive non-repudiation. Unless there is the same level of confidence and trust in the Internet as exists in the traditional marketplace, global e-commerce, communications and data transfers will not realize their true potential. In an electronic world, the transactors or exchangers do not have the assurance of physical interaction. Electronic communications can also be intercepted in transit and the content changed or manipulated Public Key Infrastructure (PKI) was developed to address these needs and provides the framework and trust infrastructure necessary for Internet security.

Public Key Infrastructure or PKI

Throughout time, people have developed ways to ensure that a communication was sent by the purported person, was not intercepted and never delivered, was altered or just read or copied and the sender know that the recipient actually received it. The common trait to many solutions included the use of both ciphers and codes which rely upon a shared secret such as a method or codebook. The secret must be known by both parties in order to be effective; the requirement to communicate the secret is a weakness of such systems.

The resulting solutions are known collectively as cryptographic systems, and the art and science of hiding information is called cryptography. To transform a message so as to hide or scramble its content is to encrypt it. The recipient must then decrypt the message before it can be read. Simple (symmetrical cryptographic solutions) provide for a single key that both the sender and recipient must have.  This results in a weakness in these systems due to the necessity for both parties to share a single key. Public key cryptography (or asymmetric cryptography) replaces the secret key with a pair of keys, one private and one public, both mathematically linked one to the other. Information is encrypted with the public key, which can only be decrypted with the corresponding private key from that key pair, providing proof of confidentiality.

In this system, the public keys of all users can be published in open directories, facilitating communications between all parties. The private key is not shared, only the public key is made public. Public key cryptography can also be used to create and verify ‘digital signatures’. These can be appended to messages to provide proof of authentication, integrity and non repudiation.

In addition to Public key cryptography's mathematical cyphers and codes, a PKI system includes:  Security policies to define the rules under which the cryptographic systems should operate; Products to generate, store and manage the keys; and Procedures to dictate how the keys and certificates should be generated, distributed and used.

A Public Key Infrastructure (PKI). PKI provides the core framework for a wide variety of components, applications, policies and practices to combine and achieve the four principal security functions for commercial transactions:

Confidentiality - to keep information private

Integrity - to prove that information has not been manipulated

Authentication - to prove the identity of an individual or application

Non-repudiation - to ensure that information cannot be disowned

The Components of a PKI

A Public Key Infrastructure is a combination of hardware and software products, policies and procedures. It provides the basic security required so that users, who do not know each other, or are widely distributed, can communicate securely through a chain of trust. PKI is based on digital IDs known as ‘digital certificates’ which act like ‘electronic passports’, and bind the user’s digital signature to his or her public key. A PKI consists of:

A Security Policy

Certificate Authority (CA)

Registration Authority (RA)

Certificate Distribution System

PKI-enabled Applications

Security Policy - A security policy sets out and defines an organization’s top-level direction on information security, as well as the processes and principles for the use of cryptography. Typically it will include statements on how the organization will handle keys and valuable information, and will set the level of control required to match the levels of risk. These s policies and procedures are set out in the Certificate Practice Statement (CPS).

Certificate Authority (CA) - The CA system is the trust basis of a PKI.  The CA manages public key certificates for their whole life cycle, including:

Issuing certificates by binding the identity of a user or device to a public key with a digital signature;

Scheduling expiry dates for certificates; and

Ensuring certificates are revoked when necessary through the publication of Certificate Revocation Lists (CRLs).

When implementing a PKI, an organization can either operate its own CA system, or use the CA service of a Commercial CA or Trusted Third Party.

Registration Authority (RA) - An RA provides the interface between the user and the CA. It captures and authenticates the identity of the users and submits the certificate request to the CA. The quality of this authentication process determines the level of trust that can be placed in the certificates.

Certificate Distribution System - Certificates can be distributed in a number of ways depending on the structure of the PKI environment, for example, by the users themselves, or through a directory service. A directory server may already exist within an organization or one may be supplied as part of the PKI solution.

PKI-enabled applications - A PKI is a means to an end, providing the security framework by which PKI-enabled applications can be confidently deployed to achieve the end benefits. Examples of applications are:

Communications between web servers and browsers

E-mail

Electronic Data Interchange (EDI)

Credit card transactions over the Internet

            Virtual Private Networks (VPNs)

Third Party Authentication

Third party authentication provides the final piece of PKI and provides public key trust. It is necessary in all cryptographic systems to establish a trust relationship of some kind before secure communication starts. In the simple symmetric system, the trust relationship is the fact that two parties have trusted each other with a shared secret. In an asymmetric model, the trust relationship is the knowledge of the source and the integrity of the public key. A digital signature applied to the public key will achieve this and in PKI the signer is a third party who certifies the integrity of the public key and packages it for easy distribution.

Certificate Validity

Good security practices require periodic revalidation of trust relationships. In order to facilitate this, digital IDs have a validity period before and after which they cannot be used.

Products and Services

Digital Certificates

Currently, we do not have a developed product and there is no assurance that any future development activities will result in the development of a  commercially marketable product.

Upon completion of programming and testing the Company will offer two levels of digital certificates, a non validated digital certificate and a validated digital certificate. Non validated digital certificates are issued to a firm's clients where validation of identity is not essential as it is controlled by the firm. Validated digital certificates are issued only to validated or authenticated individuals or organizations.

Validation or authentication of a person is based on identification of the person or organization proven by submission of documents, personal presence and notarized validation provides recipients with assurance of identity in transactions of value including where digital proof of identity is required. Secure Digital will use RAs to provide validation or proof of identity of a person within its Trust Network. RAs provide the function of validating identities through documents, personal presence and notarized validation. The reliability of a person's digital identification is dependent on the validation procedures of the RA.

Managed PKI

Provides business and other organizations with the ability to manage their PKI needs for e-mail communication and web site authentication. Our managed PKI is ready to use and provides trusted clients with easy to use tools for enrollment, validation, and issuance of certificates. These firms appoint one or more individuals to serve as administrator(s), with full authority to approve, renew, reject, and administer certificates. An organizations end-users interact with our web-based delivery system to receive and enable the digital certificates. Once approved by an organization's Administrator, Secure Digital issues certificates immediately or as is otherwise set out in the services agreement.

The benefits of managed PKI include:

Local management - Each Administrator has complete control over the issuance, rejection and revocation of digital certificates.

Easy to use administrative - .We provide a user friendly Web based system with reports. Administrator's can monitor the full cycle of certificate management cycle.

Rapid turn-around – Secure Data issues certificates as set out in our services agreement for the type of certificate.

Customizable - Managed PKI services can be customized to meet our client's needs.

E Commerce

We will use an online transaction provider such as Paypal.  PayPal is located on the Internet at http://www.paypal.com and is a popular transaction provider. This means that our future customers will have the ability to pay us for Secure Digital, digital security products and we will not be required to maintain confidential information such as our customer's credit card numbers on our servers. PayPal charges us approximately a 3% transaction fee for every transaction that they clear for us.

Competition

Regarding our competitive position in the industry, we are a new entry into this marketplace and we are not well known. We will compete with numerous providers of online or Internet accessible applications and services companies, many of which have far greater financial and other resources than we do.  Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, and financing.  Moreover, proven track records are of paramount consideration in selecting vendors.  We expect that we are currently behind our competitors in terms of revenue, brand awareness and market share. Our major competitor in this field is Verisign.

We believe our products will be competitive in the market place and with potential customers as our products are full featured and fully integrated while requiring only minimal customization.  The use of our products do not require extensive training and does not require add on components from third party developers.

We believe that our products will prove to be cost effective and easy for users to adopt and use.  We also plan to market our products and services through channel partners and resellers, to broaden our exposure to customers and users.

While our management team has significant business experience, we, as a company, have no proven track record in the software or online services industry.  We can provide no assurance that we will be able to successfully market our systems or compete within this industry.

Intellectual Property

We have no patents, trademarks, franchises, concessions or labor contracts at this time, however, we are in the process of making application for trademarks in Canada and the United States and in the future other jurisdictions, and have no assurance of our ability to continue to use such names in association with the sale of our products and services.  In the future we will enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to software, documentation and other proprietary information and will apply for other protections in the form of patents and copyrights if applicable, in order to fully protect our proprietary software. Failure to provide adequate protection our proprietary rights could expose us to infringement of our rights by other parties and could offer similar services, significantly harming our competitive position and decreasing our revenues.

Government Approvals

We currently do not require approval of any government to offer our products and services. We do not expect that will be any governmental regulations on our business. We are voluntarily not accepting orders from the following countries: Afghanistan, Angola, Cuba, Democratic People's Republic of Korea [North Korea], Eritrea, Federal Republic of Yugoslavia [Serbia and Montenegro], France, Iran, Iraq, Liberia, Libya, Myanmar [Burma], Rwanda, Sierra Leone, Syria, and Sudan. We expect no costs or effects of compliance of federal, state and local environmental laws on our business.

Employees

We have one part-time employee, our President, Mr. Hodyno who dedicates 20 hours per week to our business.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street NE., Washington, D.C. 20549. You may obtain information from the Public Reference Room by calling the SEC at (202) 551-8090. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. “See Conventional and Electronic Reading Rooms: SEC Office of Freedom of Information and Privacy Act Operations at http://www.sec.gov/foia/efoiagp.htm#prradd”

Management's Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

Financial Plan

As of November 26, 2012 we had a cash balance $8,442 and have earned no revenue from operations. Since our inception on January 28, 2004 to August 31, 2012 we have raised $64,750 in equity financing via distributions of unregistered securities to Canadian investors using exemptions provided under Regulation S and under Multilateral Instrument 45-103 Part 2 in Canada. During the next twelve months we will need additional funds and we are seeking these additional funds via, private placements or loans from our sole officer and director or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed.

Offering costs

During the next twelve month period we anticipate spending $10,000 on Legal fees, fees and SEC Registration Fees; $12,000 on Accounting and Auditing; $2,500 on Electronic Filing and Printing and $1,000 on Transfer agent Fees.

Product Development Plan

Effective  18, 2007 we entered into an agreement and acquired the prior development, designs and implementation of Commguard Inc. in consideration for a purchase price of  500,000 common shares. .We are a development stage company. Upon completion of programming and testing our principal business  will be  the production, marketing and sales of the Secure Digital, digital security products. Our plan is to commercialize solutions for a range of business and consumer oriented Internet security problems.

 During 2009 when attempting to upgrade the Commguard digital security products it was found that the Commguard digital security products were no longer compatible with the updated PKI infrastructure and it was cost prohibitive to upgrade the Commguard digital security products as much of the programming language and software used in creating the Commguard digital security products was out dated.

Currently, Secure Digital has embarked on creating its own brand of Digital Security products using the most up to date programming language (Ruby). To date we have completed our website and was posted online on June 2, 2011 www.sd-securitysystems.com and anticipate spending approximately $5,000 on further website development  when programming is complete. This will allow our customers to purchase online as well as try out the product prior to purchasing. We received the latest version of the PKI (Public Key Infrastructure) from EJBCA and have completed our design and architecture and have commenced programming.  We estimate that we have approximately 10 programming days till completion and have spent a total of $55,000 to date of an estimated cost of $75,000, and once complete we will be in a position to commence alpha and  beta testing the new digital security products. We are in the pre-marketing stages for our products application and infrastructure build out The performance of our products are currently based on our expectations and cannot be assured, and to date we have not developed a prototype and may not be able to develop or market a commercially viable product, and have not as yet engaged in revenue producing activities.

Upon completion of programming and testing we will be able provide products and services to enable an enterprise's staff to more effectively manage and share information, customer relations, service and support activities, marketing and document or data management.  Our objective is to complete pre-marketing activities and to actively market and support a commercial product and to earn revenues from business or other organizations via the Internet from our website at www.sd-securitysystems.com. Our sources of revenue will come from subscriptions for our products, product licensing fees and through support service charges and fees. The Company's solutions will be founded on its ability to provide digital certificate services.

Digital certificates are used for digital signatures, authentication of devices or people, web site security and encryption. Since our acquisition, management has continued to implement our business plan.  We have focused our limited resources to develop our products.  upon completion of programming and testing, our objective is to maintain a test and demonstration site for the implementation of our products, which will be maintained on our servers that will be situated at a data hosting service in the US.

Our business plan can be summarized in four principal categories as outlined below.  We estimate the development period required to complete a commercial implementation of the Secure Digital products and develop commercial sales would be three months at an estimated cost of $65,000. At present we have sufficient funds and have engaged programmers to quicken the implementation of our business plan.  While we have limited funding and are in the preliminary state of commercialization of our products and services, management's objective is to successfully implement the plan without significant additional funding.  We have no intent or plan to engage in a merger or acquisition with an unidentified company or companies.

Website Development Plan

Our website is currently online. .Our website is located on the Internet at www.sd-securitysystems.com. we anticipate spending approximately $5,000 on further website development  when programming is complete .. This will allow our customers to purchase online as well as try out the product prior to purchasing. Customers will be able select either US or Canadian funds to pay for their purchase.

We will offer payment options by check/money order or online credit card processing such as PayPal. PayPal is an online payment service owned by eBay Inc. PayPal's website is located on the Internet at http://www.paypal.com. Once completed we do not anticipate having to develop our website further within the next twelve months.

Website Hosting Plan

Our website is hosted by eHosting and will be charging us approximately $5 per month to host our website. Over the next twelve months the cost of hosting our website will be $60.

Marketing Plan

We intend to market our website using Google AdWords. Google AdWords is a way to purchase highly targeted cost-per-click advertising. AdWords ads are displayed along with search results on Google, as well as on search and content sites in an ad network operated by Google Inc. a leader on Internet search. We estimate this cost to be estimated at $20,000 for the next year. Additionally, we will implement our demonstration systems and survey user and market acceptance of our products in order to target potential customers.

Purchase Plan

Once Secure Digital, digital security products are ready for sale, purchasers may download them directly from our website. Upon receipt of the purchase price, the purchaser will be issued a product key code (license) to activate their product.

Secure Digital Obsolescence Plan

As of the date of this registration statement, The performance of our products are currently based on our expectations and cannot be assured, as we have not developed a prototype and may not be able to develop or market a commercially viable product. Upon completion of programming and testing we will be able to offer web based downloadable products. This does not represent a serious risk of obsolescence due to the fact that products would be continually updated when and if required, and any updated products would be available to our customers to download through our website.

Development Costs

During the next twelve months we anticipate spending $5,000 on further website development which was posted on line on June 2, 2011; $20,000 on programming and product development of which we have spent $55,000 to date, with completion anticipated during the Fall or Winter of 2012, Marketing in the amount of $20,000 with commencement estimated in January 2013; and website hosting at a cost of $60 per annum, for a total of $45,060 in business expenditures for the year.

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. We anticipate $500 to assist in the preparation of our quarterly financial statements and $1,000 to assist in the preparation of our annual financial statements. Our independent auditor charges us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $12,000 to pay for our accounting and audit requirements.

SEC Filing Plan

We intend to become a reporting company in 2012 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $2,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing.

Results of Operations

We have had no operating revenues since our inception on January 28, 2004 through to August 31, 2012. Our activities have been financed from the proceeds of share subscriptions. From our inception, on January 28, 2004 to August 31, 2012 we have raised a total of $64,750 from private offerings of our common stock and have received a total of $89,000 in loans from third parties

For the period from inception on January 28, 2004 to August 31, 2012 we incurred total expenses of $138,273.

Liquidity and Capital resources

As of November26, 2012 we had a cash balance $8,442 and have earned no revenue from operations. Since our inception on January 28, 2004 to August 31, 2012 we have raised $54,750 in equity financing via distributions of unregistered securities to Canadian investors using exemptions provided under Regulation S and under Multilateral Instrument 45-103 Part 2 in Canada and $10,000 pursuant to Section 4(2) of the Securities Act of 1933 for a total of $64,750. Additionally, we have received a total of $89,000 in loans from third parties. During the next twelve months we will need additional funds and we are seeking these additional funds via, private placements or loans from our sole officer and director or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed. We anticipate that a nominal amount of revenue will not be earned during  this fiscal year. During the next twelve month period we anticipate spending $10,000 on Legal fees, fees and SEC Registration Fees; $12,000 on Accounting and Auditing; $2,500 on Electronic Filing and Printing and $1,000 on Transfer Agent fees. Additionally, we anticipate spending $5,000 on website development, $20,000 on product development, $20,000 on Marketing and $60 on Web hosting., or $70,560 capital needed for the next year .  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our development or to sell Secure Digital products on the Internet and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

The mailing address of our business is 2 Glenwood Lane, Huntington NY. Our President provides office space at his residence to us at no charge. The cost of the donated premises is valued at $0 per month on our financial statements. We rent web space on the Internet at www.sd-securitysystems.com.

Our office space is approximately 150 sq. ft. and contains a desk, chair, computer, printer, facsimile machine all physical assets in our office are loaned to us by Mr. Hodyno at no cost to us. Our property is adequate, suitable, has enough capacity to operate our business and is in good condition. We own no real estate holdings and we have no policy to acquire assets for possible capital gain or income.

Certain Relationships and Related Transactions

Transactions with Officers and Directors

With respect to the policies and procedures required by the Company to enter in to related transactions, cannot exceed the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years. On March 28, 2008 Peter Jongema the former President and Director of Secure Digital, Inc. purchased 10,000,000 shares of our common stock .The price paid was $0.001 per share for total proceeds of $10,000. These shares were issued pursuant to Section (4)2 of the Securities Act of 1933. Upon Mr. Jongema’s resignation in 2009 and the appointment of Mr. Hodyno, Mr. Jongema’s shares were transferred to Mr. Hodyno.

Mr. Hodyno provides his services and rent to us. For his services we pay Mr. Hodyno $0 per month and the rent is donated and valued at $0 per month on our financial statements. Other than stated above there have been no other transactions with our Officers and Directors.

Other than as set forth above, we have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years.

Agreements with Officers and Directors

We have no written agreements with Mr. Hodyno to provide management services for the Company

Agreements with Selling Shareholders

We have signed a private placement subscription agreement with each of our selling shareholders. Additionally, we have a verbal agreement with each selling shareholder that they will only sell their shares at $0.06 per share until our shares are quoted on the Over-the-Counter Bulletin Board (OTCBB).

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock. As of November 26, 2012 we had 18,312,500 shares of our common stock outstanding of which 8,312,500 shares are owned by non-affiliate shareholders and 10,000,000 shares that are owned by our Director and Officer who is deemed an affiliate.

Subject to the volume limitations described in the paragraph below there are 10,000,000 shares of our common stock owned by Mr. Hodyno that can potentially be sold pursuant to Rule 144 on. We are registering the 8,312,000 shares already owned by non-affiliate selling shareholders for resale through this registration statement. Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company.

Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of September5, 2012 we have 50 holders of our common stock.

Dividends

We have not declared any dividends since our inception on January 28, 2004 and none are planned for the foreseeable future.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Executive Compensation/ Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Directors and Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Hodyno, Principal Executive Officer	2009 2010 2011	-	-	-	-	-	-	-	0

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter Hodyno	-	-	-	-	-	-	--	-	-

 Our Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

We have no active employment agreement with Mr. Hodyno with respect to compensating Mr. Hodyno for his management services provided to the company. Additionally, we provide no pension plan for Mr. Hodyno. We have no policy to compensate our Directors for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have no stock option plan and did not grant any stock options to our officers and directors since inception. Additionally, no stock option plan is contemplated.

Financial Statements

Secure Digital, Inc.
(A Development Stage Company)

November 30, 2011

Index
Report of Independent Registered Accounting Firm	F– 2
Balance Sheet	F– 3
Statement of Operations	F– 4
Statement of Cash Flows	F– 5
Statement of Stockholders’ Equity	F– 6
Notes to the Financial Statements	F– 7-18

Note: This report is a copy of a previously issued report of the Company's former Independent Registered Public Accounting Firm. The Company's former Independent Registered Public Accounting Firm has ceased operations and has not re-issued this report

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Secure Digital, Inc.

     We have audited the accompanying balance sheets of Secure Digital, Inc. (a  Development Stage Company) as of November 30, 2008 and 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended and from January 28, 2004 (inception) through November 30, 2008. These  financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these  financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure Digital, Inc. as of November, 2008, and the results of its operations and its cash flows for the year then ended and the period from January 26, 2004 (inception) through November 30, 2008 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, Wolfe & Associates

/s/Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

April 1, 2009

MADSEN & ASSOCIATES CPA’s INC.	684 East Vine Street, #3
Salt Lake City, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

To the Board of Directors and

Stockholders of Secure Digital, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Secure Digital, Inc. as of November 30, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended November 30, 2011 and for the period from December 1, 2008 to November 30, 2011.

The financial statements of Secure Digital, Inc. as of November 30, 2008 and for the year ended November 30, 2008 and for the period from the date of inception, January 28, 2004 to November 30, 2008 were audited by other auditors who have ceased operations. These auditors expressed an unqualified opinion with a going concern explanatory paragraph in their report dated April 1, 2009. Secure Digital, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure Digital, Inc. (a Development Stage Company) as of November 30, 2011 and 2010, and for the period from December 1, 2008 to November 30, 2011, the results of its operations and its cash flows for each of the years in the two-year period ended November 30, 2011, and for the period from December 1, 2008 to November 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/Madsen and Associates CPA’s

Salt Lake City, Utah

August 15, 2012

-F2 –

SECURE DIGITAL INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	November 30,	November 30,
	2011	2010

ASSETS
Current assets:

Cash	$ 1,375	$ 362

Total assets	$ 1,375	$ 362

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ -	$ 550
Advances from shareholders	29,000	-

Total liabilities	29,000	550

Commitments and contingencies	-	-

Stockholders' equity:

Preferred stock; 10,000,000 shares authorized, $0.001 par value,	-	-
zero shares issued and outstanding
Common stock; 125,000,000 shares authorized, $0.001 par value,
18,312,500 shares issued and outstanding	18,313	18,313
Paid in capital	61,437	61,437
Deficit accumulated during the development stage	(107,375)	(79,938)

Total stockholders' equity	(27,625)	(188)

Total liabilities and stockholders' equity	$ 1,375	$ 362

The accompanying notes are an integral part of these financial statements

-

F3 –

SECURE DIGITAL INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the years ended November 30,		From January 28, 2004 (Inception) to November 30, 2011
	2011	2010

Operating Expenses:

General and administrative	$ 27,437	$ 72	$ 92,375
Imparement loss on acquisition costs	-	-	15,000

Total operating expenses	27,437	72	107,375

Net loss form operations	(27,437)	(72)	(107,375)

Net loss for the period	$ (27,437)	$ (72)	$ (107,375)

Weighted average number of shares outstanding:	18,312,500	18,312,500

Net loss per share, basic and diluted	$ -	$ -

                                                                                                              The accompanying notes are an integral part of these financial statements

-F4-

SECURE DIGITAL INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 28, 2004 (INCEPTION) TO NOVEMBER 30, 2011

				Deficit
	Common Stock			Accumulated
			Additional	During the
	Number of		Paid-in	Development
	Shares	Par value	Capital	Stage	Total

Balance at January 28, 2004 (Inception)	-	$ -	$ -	$ -	$ -

Shares issued at $0.001	8,750,000	8,750	-	-	3,500
Shares issued at $0.01	5,312,500	5,313	15,938	-	21,250
Shares issued at $0.03	2,500,000	2,500	27,500	-	30,000
Net loss for the period, 2004 to 2006	-	-	-	(54,275)	(54,275)

Balance at November 30, 2006	16,562,500	16,563	43,438	(54,275)	475

Shares issued for technology	500,000	500	14,500	-	15,000
Net loss for the period	-	-	-	(15,075)	(15,075)

Balance at November 30, 2007	17,062,500	17,063	57,938	(69,350)	400

Shares issued at $0.001	10,000,000	10,000	-	-	10,000
Shares cancelled	(8,750,000)	(8,750)	8,750	-	-
Net loss for the period	-	-	-	(10,324)	(10,324)

Balance at November 30, 2008	18,312,500	18,313	66,688	(79,674)	76
Net loss for the period	-	-	-	(192)	(192)

Balance at November 30, 2009	18,312,500	18,313	66,688	(79,866)	(116)
Net loss for the period	-	-	-	(72)	(72)

Balance at November 30, 2010	18,312,500	18,313	66,688	(79,938)	(188)
Net loss for the period	-		-	(27,437)	(27,437)

Balance at November 30, 2011	18,312,500	$ 18,313	$ 66,688	$ (107,375)	$ (27,625)

The accompanying notes are an integral part of these financial statements

 -F5-

SECURE DIGITAL INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the years ended November 30,		From January 28, 2004 (Inception) to November 30, 2011
	2011	2010

Cash flow from operating activities:
Net loss	$ (27,437)	$ (72)	$ (107,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Technology expenditure for shares	-	-	15,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(550)	-	-

Net cash (used in) operating activities	(27,987)	(72)	(92,375)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-	64,750
Proceeds from advances from shareholders	29,000	-	29,000

Net cash provided by financing activities	29,000	-	93,750

Increase (decrease) in cash during the period	1,013	(72)	1,375

Cash, beginning of period	362	434	-

Cash, end of period	$ 1,375	$ 362	$ 1,375

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -
Interest	$ -	$ -

The accompanying notes are an integral part of these financial statements

 -F6-

SECURE DIGITAL, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 1 - NATURE OF OPERATIONS

Secure Digital Inc (Company) was incorporated in the State of Nevada on January 28, 2004.  The Company was organized to develop software and IT applications in North America.

NOTE 2 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of November 30, 2011 the Company had $1,375 in cash, and accumulated net losses of $107,375 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable  software and IT applications , and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.  Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations. The Company is not currently earning any revenues.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  -F7-

SECURE DIGITAL, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company has adopted an accounting policy which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 28, 2004 to November 30, 2011

Foreign Currency Translation

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in stockholder’s equity, if applicable.  There were no translation adjustments as of November 30, 2011.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange

gains and losses are included in other items on the statement of operations.   There were no exchange gains or losses as of November 30, 2011.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with generally accepted accounting principles As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.

-F8-

SECURE DIGITAL, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method.. Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss per Share

The Company computed basic and diluted loss per share amounts using generally accepted accounting principles  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

The Company discloses information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Comprehensive Loss

  As of November 30, 2011 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Income Taxes

Income taxes are recognized in accordance with the liability method of accounting whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

The Company does not expect that the adoption of any recent accounting pronouncements will have or has had a material effect on the Company’s financial statements.

-F9-

SECURE DIGITAL, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT

On July 18, 2007 the Company acquired all the Commguard digital security products in their entirety on from Commguard, Incfor the purchase price of 500,000 shares of the Company’s common stock. The acquisition was valued at $.03 per share or $15,000. This asset was fully impaired as of December 31, 2007.

 NOTE 5 – STOCKHOLDERS’ EQUITY

Between January 28, 2004 and March 31, 2004 the company received two subscriptions from the company’s officers and directors totaling a cash proceeds of $3,500 and the issuance of 3,500,000 common shares.

Between January 28, 2004 and March 31, 2004 the company received subscriptions from non affiliate shareholders, totaling cash proceeds of $21,250 and the issuance of 2,125,000 common shares.

Between January 28, 2004 and March 31, 2004 the company received subscriptions from non affiliate shareholders, totaling cash proceeds of $30,000 and the issuance of 3,000,000 common shares.

In November 2006 the Company initiated a forward split of 5-1 bringing the total issued and outstanding shares in the company to 33,125,000.

On June 25, 2007 the Company initiated a reverse split on a 2-1 basis, brining the total issued and outstanding to 16,562,500.

On June 26, 2007 two former Directors of the Company cancelled a total of 8,750,000 shares bringing the total issued and outstanding to 7,812,500

On July 18, 2007 the Company issued a total of 500,000 shares to Commguard, Inc. for thepurchase of the Commguard Digital Security Products

On March 28, 2008 the company received from one subscription from the company’s sole officer and director totaling cash proceeds of $10,000 and the issuance of 10,000,000 common shares.

Upon the resignation of the Company’s Sole officer and Director the shares were subsequently transferred to the new sole officer and director.

NOTE 6 – ADVANCES

As of November 30, 2011, the Company has received advances from an unrated third party in the amount of $29,000 respectively. These advances are non-interest bearing, unsecured, and have no fixed terms of repayment.

-F10-

Financial Statements

Secure Digital, Inc.
(A Development Stage Company)

August  31, 2012 (Unaudited)

Index
Balance Sheets	F– 11
Statement of Operations	F– 12
Statement of Cash Flows	F– 13
Notes to the Financial Statements	F-14-F-17

SECURE DIGITAL INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(UNAUDITED)

	August 31,	November30,
	2012	2011
	(unaudited)	(audited)
ASSETS

Current assets:

Cash	$ 20,456	$ 1,375
Prepaid expenses	10,000	-

Total assets	$ 30,456	$ 1,375

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Loan and advances	88,979	29,000

Total current liabilities	88,979	29,000

Commitments and contingencies	-	-

Stockholders' deficit:

Preferred stock; 10,000,000 shares authorized, $0.001 par value,
nil shares issued and outstanding	-	-
Common stock; 125,000,000 shares authorized, $0.001 par value,
18,312,500 shares issued and outstanding	18,313	18,313
Paid-in capital	61,437	61,437
Deficit accumulated during the development stage	(138,273)	(107,375)

Total stockholders' (deficit)	(58,523)	(27,625)

Total liabilities and stockholders' (deficit)	$ 30,456	$ 1,375

The accompanying notes are an integral part of these financial statements

-F11-

SECURE DIGITAL INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)

					From January 28, 2004 (Inception) to August 31, 2012
	Three months ended August 31, 2012	Three months ended August 31, 2011	Nine months ended August 31, 2012	Nine months ended August 31, 2011

Operating Expenses:

General and administrative	$ 18	$ 7,397	$ 30,898	$ 17,433	$ 123,273
Impairment loss on acquisition costs	-	-	-	-	15,000

Total operating expenses	18	7,397	30,898	17,433	138,273

Net loss from operations	(18)	(7,397)	(30,898)	(17,433)	(138,273)

Net loss for the period	$ (18)	$ (7,397)	$ (30,898)	$ (17,433)	$ (138,273)

Weighted average number of shares outstanding:	18,312,500	18,312,500	18,312,500	18,312,500

Net loss per share, basic and diluted	$ -	$ -	$ -	$ -

-F12-

SECURE DIGITAL INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASHFLOWS
(UNAUDITED)

			From January 28, 2004 (Inception) to August 31, 2012
	Nine months ended August 31, 2012	Nine months ended August 31, 2011

Cash flow from operating activities:
Net loss	$ (30,898)	$ (17,433)	$ (138,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Technology expenditure for shares	-	-	15,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	-	(500)	-
Prepaid expenses	(10,000)		(10,000)

Net cash (used in) operating activities	(40,898)	(17,933)	(133,273)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-	64,750
Proceeds from loans and advances	59,979	19,000	88,979

Net cash provided by financing activities	59,979	19,000	153,729

Increase (decrease) in cash during the period	19,081	1,067	20,456

Cash, beginning of period	1,375	362	-

Cash, end of period	$ 20,456	$ 1,429	$ 20,456

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -	$ -
Interest	$ -	$ -	$ -

-F13-

.

SECURE DIGITAL, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Secure Digital Inc (Company) was incorporated in the State of Nevada on January 28, 2004.  The Company was organized to develop software and IT applications in North America.

NOTE 2 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of August 31, 2012 the Company had $20,456 in cash, and accumulated net losses of $138,273 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable  software and IT applications , and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.  Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations. The Company is not currently earning any revenues.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  -F14-

SECURE DIGITAL, INC.

(A Development Stage Company)

                                        NOTES TO THE FINANCIAL STATEMENTS

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company has adopted an accounting policy which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 28, 2004 to August 31, 2012

Foreign Currency Translation

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in stockholder’s equity, if applicable.  There were no translation adjustments as of August 31, 2011.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the statement of operations. There were no exchange gains or losses as of August 31, 2011.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with generally accepted accounting principles As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.

-F15-

SECURE DIGITAL, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method.. Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss per Share

The Company computed basic and diluted loss per share amounts using generally accepted accounting principles  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

The Company discloses information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Comprehensive Loss

  As of August 31, 2012 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Income Taxes

Income taxes are recognized in accordance with the liability method of accounting whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

The Company does not expect that the adoption of any recent accounting pronouncements will have or has had a material effect on the Company’s financial statements.

-F16-

SECURE DIGITAL, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT

On July 18, 2007 the Company acquired all the Commguard digital security products in their entirety on from Commguard, Inc. for the purchase price of 500,000 shares of the Company’s common stock. The acquisition was valued at $.03 per share or $15,000. This asset was fully impaired as of December 31, 2007.

NOTE 5- THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012

 The Company is an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 or JOBS Act, and the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

  In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

 As a public company and particularly after the Company ceases to be an “emerging growth company,” the Company will incur significant legal, accounting and other expenses that the Company did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, the Company’s management team will also have to adapt to the requirements of being a public company.  The Company expects that compliance with these rules and regulations will substantially increase their legal and financial compliance costs and will make some activities more time-consuming and costly.

 The increased costs associated with operating as a public company will decrease their net income or increase our net loss, and may require them to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert their management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

-F17-

SECURE DIGITAL, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

 However, for as long as they remain an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, they may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. They may take advantage of these reporting exemptions until they are no longer an “emerging growth company.”

They will remain an “emerging growth company” for up to five years, although if the market value of their common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, they would cease to be an “emerging growth company” as of the following December 31, or if they issue more than $1 billion in non-convertible debt in a three-year period, they would cease to be an “emerging growth company” immediately.

The Company  is not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, they will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though they will be required to disclose changes made in their internal control procedures on a quarterly basis, they will not be required to make their first annual assessment of their internal control over financial reporting pursuant to Section 404 until the later of the year following their first annual report required to be filed with the SEC, or the date they are no longer an “emerging growth company” as defined in the JOBS Act.

NOTE 6 – STOCKHOLDERS’ EQUITY

Between January 28, 2004 and March 31, 2004 the company received two subscriptions from the company’s officers and directors totaling a cash proceeds of $3,500 and the issuance of 3,500,000 common shares.

Between January 28, 2004 and March 31, 2004 the company received subscriptions from non affiliate shareholders, totaling cash proceeds of $21,250 and the issuance of 2,125,000 common shares.

Between January 28, 2004 and March 31, 2004 the company received subscriptions from non affiliate shareholders, totaling cash proceeds of $30,000 and the issuance of 3,000,000 common shares.

In November 2006 the Company initiated a forward split of 5-1 bringing the total issued and outstanding shares in the company to 33,125,000.

On June 25, 2007 the Company initiated a reverse split on a 2-1 basis, brining the total issued and outstanding to 16,562,500.

.-F18-

SECURE DIGITAL, INC.

(A Development Stage Company)

                                          NOTES TO THE FINANCIAL STATEMENTS

On June 26, 2007 two former Directors of the Company cancelled a total of 8,750,000 shares bringing the total issued and outstanding to 7,812,500

On July 18, 2007 the Company issued a total of 500,000 shares to Commguard, Inc. for the purchase of the Commguard Digital Security Products

On March 28, 2008 the company received from one subscription from the company’s sole officer and director totaling cash proceeds of $10,000 and the issuance of 10,000,000 common shares.

Upon the resignation of the Company’s Sole officer and Director the shares were subsequently transferred to the new sole officer and director.

NOTE 7 – ADVANCES

As of August 31, 2012 the Company has received advances from an unrelated third parties in the amounts of $29,000 and $60,000 respectively. These advances are non-interest bearing, unsecured, and have no fixed terms of repayment.

-F19-

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on January 28, 2004 there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Legal Fees	$10,000
Accounting and Auditing	$12,000
Electronic Filing and Printing	$2,500
Transfer Agent	$1,000
Total	$24,500

None of the above expenses of issuance and distribution will be borne by the selling shareholders.

Recent Sales of Unregistered Securities

As of November 21, 2012 we have issued 18,312,500 shares of unregistered securities. 7,812,500 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents. 10,000,000 shares were issued to our president, pursuant to Section 4(2) of the Securities Act of 1933 and 500,000 common shares, pursuant to Section 4(2) and Regulation D, Rule 506 of the Securities Act of 1933 were issued to Commguard as the cost of our acquisition.

The shares include the following:

1.   On March 28, 2008 we issued 10,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.001 per share for cash proceeds of $10,000 to our President, the funds from this offering were received by March 28, 2008. These shares have also been stamped with a restricted legend pursuant to Rule 144.; and

2. On July 18, 2007 we issued 500,000 shares of common stock, pursuant to Section 4(2) and Regulation D, Rule 506 of the Securities Act of 1933 as payment with respect to the acquisition of the Commguard digital security products.

3.   Between  January 28, 2004 and March 31, 2004 we issued 2,125,000 shares of common stock to non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $21,125 ( all funds from this offering were received by March 31, 2004; and

4.   Between March 1, 2004 and March 31, 2004 we issued 1,000,000 shares of common stock to  non-affiliate Canadian residents at a price of $0.03 per share for cash proceeds of $30,000 (all funds from this offering were received by March 31, 2004.

5. On November 13, 2006 the Company completed a 5-1 forward share spilt bringing the total number of shares held by our selling shareholders to 15,625,000. Subsequently, on June 25, 2007 the company completed a reverse split on a 2-1 basis bringing the total common shares held by our selling shareholders to 7,812,500. On July 18, 2007 we issued 500,000 common shares, pursuant to Section 4(2) and Regulation D, Rule 506 of the Securities Act of 1933 to Commguard, Inc. as payment for acquiring their digital security products bringing the total of common shares offered by the selling shareholders to 8,312,500.

With the exception of the shares issued to our president and Commguard which were issued pursuant to Section 4(2) of the Securities act of 1933, all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.

The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion and consent of Lawyer Jill Arlene Robbins
10.1	Acquisition Agreement with Commguard Inc.*
14.1	Financial Code of Ethics *
23.1	Consent of Independent Auditor
23.2	Consent of Lawyer Jill Arlene Robbins ( see exhibit 5.1)

* Previously filed on Form S-1

Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Not withstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c) Include any additional or changed material information on the plan of distribution.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. 39

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntington State of New York on November 26, 2012.

Secure Digital, Inc.

By:/s/ Peter Hodyno

Peter Hodyno
Director, President, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates indicated:

/s/ Peter Hodyno

Peter Hodyno
Director, President,

Principal Financial Officer and

Principal Accounting Officer,                                                                         November 26, 2012

/s/ Peter Hodyno

Peter Hodyno

Secretary, Treasurer                                                                                         November 26, 2012